    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                       FORM OF
                         NONSTATUTORY STOCK OPTION AGREEMENT
                                      -EMPLOYEE-
                                      -DIRECTOR-

    This Stock Option Agreement is made and entered into this ____ day of,___, ______, pursuant to the DAOU SYSTEMS, INC. 1996 Stock Option Plan (the "PLAN"). Any terms not defined in this Agreement will have the meanings ascribed to such terms in the Plan. The Committee administering the Plan has selected ________ ____________________________________________________________ (the "OPTIONEE") to
receive the following grant of a nonstatutory stock option ("STOCK OPTION") to purchase shares of the common stock of DAOU SYSTEMS, INC., a California corporation (the "CORPORATION"), on the terms and conditions set forth below to which Optionee accepts and agrees:

    1.        Stock Options Granted:

                             Number of Shares Subject to Option_______________
                                                  Date of Grant_______________
                                      Vesting Commencement Date_______________
                                       Exercise Price Per Share_______________
                                                Expiration Date_______________

    2. The Stock Option is granted pursuant to the Plan to purchase the number of shares of authorized but unissued common stock of the Corporation specified in SECTION 1 (the "SHARES"). The Stock Option will expire, and all rights to exercise it will terminate on the earliest of: (a) the date provided below in SECTIONS 5 AND 6, (b) the Expiration Date, and (c) such earlier date as provided in the Plan. The number of shares subject to the Stock Option granted pursuant to this Agreement will be adjusted as provided in the Plan. This Stock Option is intended by the Corporation and the Optionee to be a Nonstatutory Stock Option and does not qualify for any special tax benefits to the Optionee and is not subject to Section 7 of the Plan.

    3. The Stock Option will be exercisable in all respects in accordance with the terms of the Plan which are incorporated herein by this reference. Optionee acknowledges having received and read a copy of the Plan. All shares of the Corporation's common stock issued pursuant to the exercise of this Stock Option

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         will be subject to the Corporation's Right of Repurchase and Right of
         First Refusal as set forth in Sections 11 and 12 of the Plan.

    4. Optionee will have the right to exercise the Stock Option in accordance with the following schedule:

         1. The Stock Option may not be exercised in whole or in part at any time prior to the end of the first full year following the Vesting Commencement Date.

         2. Optionee may exercise the Stock Option as to 20% of the Shares at the end of the first full year following the Vesting Commencement Date.

         3. Optionee may exercise the Stock Option as to an additional 20% of the Shares at the end of each full year thereafter following the Vesting Commencement Date.

         4. If at any time after the end of the first full year following the Vesting Commencement Date a change in control (as defined in the following sentence) occurs, then Optionee may exercise the Stock Option as to 70% of the Shares which are not otherwise vested on the date of the change in control. For purposes of this SECTION 4, "change in control" means any person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Common Stock of the Corporation outstanding at such time, without the prior approval of the Board, but does not include any changes in ownership upon any firm commitment underwritten offering of its securities to the general public.

         5.        The right to exercise the Stock Option will be cumulative.
              Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

    5. The Stock Option will lapse and becomes unexercisable in full on the earliest of the following events:

         1. the first anniversary of the Optionee's death, as provided below in SECTION 6;

         2. the first anniversary of the date the Optionee ceases to be an Employee due to total and permanent disability, as provided below in SECTION 6;

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

         3. the date otherwise provided below in SECTION 6, unless the Committee otherwise extends such period before the applicable expiration date;

         4. the date provided in Section 9 of the Plan for a transaction described in such Section; or

         5. the date the Optionee files or has filed against him or her a petition in bankruptcy.

    6. If Optionee ceases to be an Employee for any reason other than his or her death or disability, the Optionee will have the right, subject to the other provisions of this Agreement, to exercise the Stock Option for 30 days after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Optionee's right to exercise such Option had vested, and at the end of such 30-day period the Stock Option will expire, and all rights to exercise it will terminate.

         1. For purposes of this SECTION 6, the employment relationship will be treated as continuing intact while the Optionee is an active employee of the Corporation or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined in the sole discretion of the Committee.

         2. If Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Option under the preceeding sub-Sections (a) or (b), the Option granted to the Optionee may be exercised, to the extent it has vested at the time of death and subject to the Plan, at any time within 12 months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

         3. If Optionee ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, the Stock Option may be exercised to the extent it has vested at the time of cessation and, subject to the Plan, at any time within 12 months after the Optionee's termination of employment, but not beyond the otherwise applicable term of the Stock Option.

    7. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the


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

         exercise of such Stock Option.

    8. The Stock Option will not become exercisable unless and until the shares exercisable under the Stock Option have been qualified under the California Corporate Securities Law of 1968 pursuant to a permit application filed with the California Department of Corporations or unless the exercise is otherwise exempt from the qualification requirements of such law. The Stock Option is conditioned upon the Optionee's representation, which Optionee hereby confirms as of the date of this Agreement and which Optionee must confirm as of the date of any exercise of all or any part of the Stock Option, that:

         1. Optionee understands that both this Stock Option and any shares purchased upon its exercise are securities, the issuance of which require compliance with state and Federal securities laws;

         2. Optionee understands that neither the Options nor the Shares have been registered under the Securities Act of 1933 (the "ACT") in reliance upon a specific exemption contained in the Act which depends upon Optionee's bona fide investment intention in acquiring these securities; that Optionee's intention is to hold these securities for Optionee's own benefit for an indefinite period; that Optionee has no present intention of selling or transferring any part thereof (recognizing that the Stock Option is not transferable) and that certain restrictions may exist on transfer of the shares issued upon exercise of the Stock Option;

         3. Optionee understands that the Shares issued upon exercise of this Stock Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 701 and Rule 144, two exemptions from registration which may be available, are only available after the satisfaction of certain conditions and require the presence of a U.S. public market for such Shares; that no certainty exists that a U.S. public market for the shares will exist, and that otherwise Optionee may have to sell the Shares pursuant to another exemption from registration which exemption may be difficult to satisfy; and

         4. The Corporation will not be under any obligation to issue any Shares upon the exercise of this Stock Option unless and until the Corporation has determined that:

              (i) it and Optionee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

              (ii) any applicable listing requirement of any stock exchange on which


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

such Shares are listed has been satisfied; and

              (iii) all other applicable provisions of state and federal law have been satisfied.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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    IN WITNESS WHEREOF, each of the parties hereto has executed this Stock
Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.


OPTIONEE                               DAOU SYSTEMS, INC.,
                                       a California corporation



                                       By:
------------------------------------        -----------------------------------
         (signature)                                   (signature)



                                       Its:
-------------------------------------        ---------------------------------
    (Type or Print Name)


Address:
         ---------------------------

         ---------------------------

         ---------------------------





                        [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         NONSTATUTORY STOCK OPTION AGREEMENT]


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